Exhibit 2.1


                                AMENDMENT NO. 2


          Amendment No. 2 (this "Amendment"), dated February 5, 2003, effective upon approval by the board of directors of Dreyer's Grand Ice Cream, Inc. ("Dreyer's"), to the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002, as amended on October 25, 2002 (the "Merger Agreement"), by and among Dreyer's, New December, Inc. ("New Dreyer's"), December Merger Sub, Inc. ("Merger Sub"), Nestle Holdings, Inc. ("Nestle") and NICC Holdings, Inc. ("Contributing Sub"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

          WHEREAS, Dreyer's, New Dreyer's, Merger Sub, Nestle and Contributing Sub (together, the "Parties") have heretofore executed and entered into the Merger Agreement;

          WHEREAS, pursuant to Section 11.8 of the Merger Agreement, the Parties may amend the Merger Agreement by a written instrument executed by each of them; and

          WHEREAS, the parties wish to amend the Merger Agreement as set forth below;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

          1. The Table of Contents of the Merger Agreement is hereby amended and replaced in its entirety with Attachment A.

          2. The seventh WHEREAS clause in the preamble of the Merger Agreement is hereby amended by replacing "New December" with "New Dreyer's."

          3. The table in Section 1.1(b) of the Merger Agreement is hereby amended and replaced in its entirety with the table in Attachment B.

          4. Section 2.6 of the Merger Agreement is hereby amended by adding the phrase", except that Article I of the certificate of incorporation shall provide that the name of the surviving corporation is `Dreyer's Grand Ice Cream, Inc.' " at the end of the first sentence thereof.

          5. Section 3.2(a) of the Merger Agreement is hereby amended by replacing "December" with "Dreyer's."

          6. Section 3.3 of the Merger Agreement is hereby amended by replacing "November Disclosure Schedule" with "Nestle Disclosure Schedule."

          7. Section 4.18(f) of the Merger Agreement is hereby amended by replacing "Article III" with "Article IV" in the second line thereof.

          8. Section 4.19(d) of the Merger Agreement is hereby amended by replacing "December" with "Dreyer's" in the second sentence.

          9. Section 10.1 of the Merger Agreement is hereby amended by adding the phrase "that termination" after the phrase "provided, further."

          10. Section 11.8 of the Merger Agreement is hereby amended by replacing it in its entirety with the following:

    This Agreement may in accordance with this Section 11.8 be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time prior to the Effective Time and, to the fullest extent permitted by law, after the Effective Time (and the parties hereto expressly contemplate that this Agreement can be amended after the Effective Time), whether before or after the Dreyer's Stockholders Approval, but, after any such approval, no amendment shall be made which by law requires further approval by stockholders without such further approval. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Any written action pursuant to this Section 11.8 taken by New Dreyer's following the Effective Time shall, in addition to any other approvals required by applicable law, be authorized by a majority of the non-Nestle nominees of the New Dreyer's board of directors.

Exhibit B: Form of Certificate of Restated Certificate of Incorporation of New December, Inc.
------------------------------------------------------------------------------

          11. Article FIFTH(b)(ii) of Exhibit B to the Merger Agreement is hereby amended by deleting the word "combination" appearing after the parenthetical therein.

          12. Article FIFTH(c)(ii) of Exhibit B to the Merger Agreement is hereby amended by adding the phrase ", out of funds legally available therefor," after the phrase "require the Corporation to redeem" in the third line thereof.

          13. Article FIFTH(c)(v) of Exhibit B to the Merger Agreement is hereby amended by (i) deleting the phrase ", including distributions and pursuant to stock splits or divisions of stock of the Corporation" from the second sentence thereof and (ii) replacing the period at the end thereof with the following: ", unless the affirmative vote of the holders of 80% of the outstanding shares of Class A Common Stock and 80% of the outstanding shares of Class B Common Stock is obtained to do otherwise."

          14. Article FIFTH(c)(vi) of Exhibit B to the Merger Agreement is hereby amended by adding the following phrase after the phrase "in any such case," in the first sentence thereof: "unless the affirmative vote of the holders of 80% of the outstanding shares of Class A Common Stock is obtained to do otherwise,".

          15. Article FIFTH(c)(vii) of Exhibit B to the Merger Agreement is hereby amended by replacing the phrase "Callable Putable Common Stock" in subpart (ii) with the phrase "Class A Callable Putable Common Stock".

Exhibit C: Form of By-Laws of New December, Inc.
------------------------------------------------

          16. Section 2.4 of Exhibit C to the Merger Agreement is hereby amended by replacing the phrase "between November, a Delaware corporation" with "among Nestle S.A., a corporation organized under the laws of Switzerland, Nestle Holdings, Inc., a Delaware corporation,".

          17. Section 3.6 of Exhibit C to the Merger Agreement is hereby amended by replacing "though" with "through" in the penultimate sentence thereof.

          18. Section 3.14(b) of Exhibit C to the Merger Agreement is hereby amended by deleting the second instance of "; special meetings of committees may also be called by resolution of the Board."

Exhibit D: Form of Governance Agreement
---------------------------------------

          19. The Table of Contents of Exhibit D to the Merger Agreement is hereby amended by replacing "Article III" before "Restrictions on Transfer of Common Stock" with "Article IV.

          20. The first clause in the preamble of Exhibit D to the Merger Agreement is hereby amended by adding "(the "Agreement")" immediately after "This Governance Agreement."

          21. The first WHEREAS clause of Exhibit D to the Merger Agreement is hereby amended by replacing "[ ], a Delaware corporation (prior to the Effective Time, known as Dreyer's Grand Ice Cream, Inc.)" with "Dreyer's Grand Ice Cream, Inc., a Delaware corporation."

          22. Section 1.02 of Exhibit D to the Merger Agreement is hereby amended by deleting the word "for" immediately after the second parenthetical clause.

          23. Section 2.02 of Exhibit D to the Merger Agreement is hereby amended by deleting the first occurrence of the phrase "acquire, or propose or offer to purchase or", which appears in the fifth line thereof.

          24. Section 2.03(d) of Exhibit D to the Merger Agreement is hereby amended by replacing "an Put Period" with "a Put Period."

          25. Section 3.01(a) of Exhibit D to the Merger Agreement is hereby amended by placing a"." after the first instance of "Investor Directors."


          26. Section 5.06(c) of Exhibit D to the Merger Agreement is hereby amended by replacing the second "(i)" with "(ii)."

          27. Section 5.06(d) of Exhibit D to the Merger Agreement is hereby amended by deleting the word "not" in the sixth sentence.

          28. Section 7.02 of Exhibit D to the Merger Agreement is hereby amended by replacing "even" with "event" in the last sentence thereof.

          29. Section 7.03 (c) of Exhibit D to the Merger Agreement is hereby amended by replacing the phrase "by independent public accountant" with the phrase "by an independent public accountant" in the last sentence thereof.

          30. Section 7.03(d) of Exhibit D to the Merger Agreement is hereby amended by replacing the phrase "by independent public accountant" with the phrase "by an independent public accountant" in the last sentence thereof.

          31. Section 8.11 of Exhibit D to the Merger Agreement is hereby amended by deleting the word "the" before the phrase "their respective Affiliates".

          32. The List of Other Defined Terms appearing at the end of Exhibit D to the Merger Agreement is hereby amended and replaced in its entirety with Attachment C.

                                       ***

          33. Except as expressly set forth herein, this Amendment to the Merger Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          34. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          35. Section 11.2 of the Merger Agreement ( "Governing Law; Jurisdiction and Forum; and Waiver of Jury Trial") is made a part of and applicable to this Amendment as fully and with such effect as if such section were repeated here in its entirety with reference to this Amendment.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                                     DREYER'S GRAND ICE CREAM, INC.

                                     By: /S/ TIMOTHY F. KAHN
                                        ---------------------------------------

                                        Name: Timothy F. Kahn
                                        Title:Vice President - Finance and
                                              Administration and Chief
                                              Financial Officer



                                     NEW DECEMBER, INC.

                                     By:/S/ TIMOTHY F. KAHN
                                        ---------------------------------------

                                        Name: Timothy F. Kahn
                                        Title:President



                                     DECEMBER MERGER SUB, INC.

                                     By:/S/ TIMOTHY F. KAHN
                                        ---------------------------------------

                                        Name: Timothy F. Kahn
                                        Title:President



                                     NESTLE HOLDINGS, INC.

                                     By:/S/ KRISTIN ADRIAN
                                        ---------------------------------------

                                        Name: Kristin Adrian
                                        Title:Senior Vice Present,
                                              General Counsel



                                     NICC HOLDINGS, INC.

                                     By:/S/ KRISTIN ADRIAN
                                        ---------------------------------------

                                        Name: Kristin Adrian
                                        Title:Senior Vice President,
                                              General Counsel

                                                                   Attachment A
                                                                   ------------
                                TABLE OF CONTENTS
                                -----------------

                                                                           Page

                                    ARTICLE I

Certain Definitions.........................................................2


                                   ARTICLE II

The Merger and Contribution; Closing........................................9

Section 2.1.   Time and Place of Closing....................................9
Section 2.2.   The Merger...................................................9
Section 2.3.   Effective Time...............................................9
Section 2.4.   Effects of the Merger........................................9
Section 2.5.   The Contribution; Exchange...................................9
Section 2.6.   Certificate of Incorporation and Bylaws of
               Surviving Corporation.......................................10
Section 2.7.   Name Change; Certificate of Incorporation and
               Bylaws of New Dreyer's......................................10
Section 2.8.   Officers and Directors......................................10
Section 2.9.   Deliveries by Contributing Sub..............................10
Section 2.10.  Deliveries by New Dreyer's..................................10
Section 2.11.  Effect on Capital Stock.....................................11
Section 2.12.  Exchange of Shares in the Merger............................12

                                   ARTICLE III

Representations and Warranties of Nestle...................................14

Section 3.1.   Incorporation; Authorization; etc...........................14
Section 3.2.   Capitalization; Structure...................................15
Section 3.3.   Financial Statements........................................15
Section 3.4.   No Undisclosed Liabilities..................................16
Section 3.5.   Sufficiency.................................................16
Section 3.6.   Absence of Certain Changes..................................16
Section 3.7.   Litigation; Orders..........................................16
Section 3.8.   Intellectual Property.......................................16
Section 3.9.   Licenses, Approvals, Other Authorizations,
               Consents, Reports, etc......................................17
Section 3.10.  Labor Matters...............................................17
Section 3.11.  Compliance with Laws........................................18
Section 3.12.  Insurance...................................................18
Section 3.13.  Material Contracts..........................................18
Section 3.14.  Brokers, Finders, etc.......................................19

Section 3.15.  Affiliated Transactions.....................................19
Section 3.16.  Board Approval..............................................19
Section 3.17.  No Required Vote............................................19
Section 3.18.  Environmental Compliance....................................19
Section 3.19.  Employee Benefit Plans......................................20
Section 3.20.  Acquisition of Shares for Investment........................22
Section 3.21   Taxes.......................................................22

                                   ARTICLE IV

Representations and Warranties of Dreyer's.................................24

Section 4.1.   Incorporation; Authorization; etc...........................24
Section 4.2.   Capitalization; Structure...................................25
Section 4.3.   SEC Filings; Financial Statements...........................26
Section 4.4.   No Undisclosed Liabilities..................................26
Section 4.5.   Antitakeover Statute and Provisions.........................27
Section 4.6.   Absence of Certain Changes..................................27
Section 4.7.   Litigation; Orders..........................................27
Section 4.8.   Intellectual Property.......................................27
Section 4.9.   Licenses, Approvals, Other Authorizations,
               Consents, Reports, etc......................................28
Section 4.10.  Labor Matters...............................................28
Section 4.11.  Compliance with Laws........................................28
Section 4.12.  Insurance...................................................29
Section 4.13.  Material Contracts..........................................29
Section 4.14.  Brokers, Finders, etc.......................................29
Section 4.15.  Opinions of Dreyer's Financial Advisor......................29
Section 4.16.  Board Approval; Rights Plan.................................29
Section 4.17.  Required Vote...............................................30
Section 4.18.  Environmental Compliance....................................30
Section 4.19.  Employee Benefit Plans......................................31
Section 4.20.  Taxes.......................................................33

                                    ARTICLE V

Covenants of the Parties...................................................34

Section 5.1.   Investigation of Business; Access to
               Properties and Records......................................34
Section 5.2.   Filings; Other Actions; Notification........................34
Section 5.3.   Further Assurances; Assets and Liabilities..................36
Section 5.4.   Conduct of Business.........................................37
Section 5.5.   Public Announcements........................................42
Section 5.6.   Intercompany Accounts.......................................42
Section 5.7.   Voting of Shares............................................42
Section 5.8.   Insurance...................................................42

Section 5.9.   No Solicitation.............................................42
Section 5.10.  Proxy Statement; Registration Statement; Blue
               Sky.........................................................45
Section 5.11.  Stockholders' Meeting; Board Recommendation.................46
Section 5.12.  Certain Notices.............................................47
Section 5.13.  Governance Agreement........................................47
Section 5.14.  Nasdaq Listing..............................................47
Section 5.15.  Dreyer's Rights Agreement...................................48
Section 5.16   The Nestle Stock Purchase Agreement.........................48

                                   ARTICLE VI

Employee Benefits Matters..................................................48

Section 6.1 NICC Severance and Retention Plans.............................48
Section 6.2 NICC Bonus Plans...............................................48
Section 6.3 Dreyer's Employment Arrangements...............................49
Section 6.4 Dreyer's Employee Stock Purchase Plans and Stock
               Option Plans................................................49
Section 6.5 Long Term Incentive Plan.......................................49
Section 6.6 Continuation of Benefits.......................................49
Section 6.7 Service Credits................................................49
Section 6.8 Controlled Group Liability.....................................50
Section 6.9 Reservation of Rights..........................................50

                                   ARTICLE VII

Tax Matters................................................................50

Section 7.1.   Tax-free Qualification......................................50
Section 7.2.   FIRPTA Certificate..........................................50
Section 7.3.   Indemnification.............................................50
Section 7.4.   Cooperation.................................................51

                                  ARTICLE VIII

Conditions Precedent.......................................................52

Section 8.1.   Conditions to Each Party's Obligation.......................52
Section 8.2.   Additional Conditions to Dreyer's Obligations...............52
Section 8.3.   Additional Conditions to Nestle's Obligation................53

                                   ARTICLE IX

Survival...................................................................54

Section 9.1.   Survival....................................................54

                                    ARTICLE X

Termination................................................................55

Section 10.1.  Termination.................................................55
Section 10.2.  Procedure and Effect of Termination.........................56
Section 10.3.  Termination Fees............................................56
Section 10.4.  All Payments................................................57

                                   ARTICLE XI

Miscellaneous..............................................................57

Section 11.1.  Counterparts................................................57
Section 11.2.  Governing Law; Jurisdiction and Forum; Waiver
               of Jury Trial...............................................57
Section 11.3.  Entire Agreement; Beneficiaries.............................58
Section 11.4.  Expenses....................................................58
Section 11.5.  Notices.....................................................58
Section 11.6.  Successors and Assigns......................................59
Section 11.7.  Headings; Definitions.......................................59
Section 11.8.  Amendments and Waivers......................................60
Section 11.9.  Specific Performance........................................60
Section 11.10. Severability................................................60
Section 11.11. Mutual Drafting.............................................60

List of Exhibits
----------------
Exhibit A   Form of Voting Agreement
Exhibit B   Form of New December, Inc. Certificate of Incorporation
Exhibit C   Form of New December, Inc. Bylaws
Exhibit D   Form of Governance Agreement
Exhibit E   Form of CEO Employment Agreement
Exhibit F   Form of Employment Agreement

                                                               ATTACHMENT B
                                                               ------------

          (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                             SECTION
----                                                             -------
2000 Financial Statements......................................  3.3
2001 Financial Statements .....................................  3.3
Additional Nestle Shares.......................................  2.5(a)
Agreement......................................................  Preamble
Book Entry Shares..............................................  2.12(b)
Business.......................................................  3.5
Business Balance Sheet.........................................  3.3
Business Combination Proposal .................................  5.9(b)
Business Financial Statements..................................  3.3
Certificate of Merger..........................................  2.3
Certificates...................................................  2.12(b)
Class A Common Stock...........................................  2.11(a)
Class B Common Stock...........................................  2.5(a)
Closing........................................................  2.1
Closing Date...................................................  2.1(b)
Code...........................................................  Recitals
Confidentiality Agreement......................................  5.1(c)
Contributing Sub...............................................  Preamble
Contribution...................................................  Recitals
Converted Dreyer's Option......................................  2.11(e)
Delaware Secretary of State....................................  2.3
Dreyer's.......................................................  Preamble
Dreyer's Disclosure Schedule...................................  Article IV
Dreyer's ESPP..................................................  5.4(b)(iv)
Dreyer's Material Adverse Effect...............................  8.3(a)
Dreyer's Material Contracts....................................  4.13
Dreyer's Merger Consideration..................................  2.11(a)
Dreyer's Option................................................  2.11(e)
Dreyer's Option Plans..........................................  2.11(e)
Dreyer's Proxy Statement.......................................  5.10(a)
Dreyer's Representatives.......................................  5.9(a)
Dreyer's SEC Reports...........................................  4.3(a)
Dreyer's Stockholders Meeting..................................  5.11
Effective Time.................................................  2.3
Employees......................................................  6.6
Environmental Laws.............................................  3.18(a)
Exchange ......................................................  Recitals
Exchange Agent.................................................  2.12(a)
Exchange Fund..................................................  2.12(a)
Governance Agreement...........................................  5.13
Last Offering Period...........................................  6.4
Licenses.......................................................  3.9(a)

TERM                                                            SECTION
----                                                            -------

LTIP...........................................................  6.5
Merger.........................................................  Recitals
Merger Sub.....................................................  Preamble
Nestle.........................................................  Preamble
Nestle Disclosure Schedule.....................................  Article III
New Dreyer's...................................................  Preamble
NICC...........................................................  Recitals
NICC Interests.................................................  2.5(a)
NICC Material Adverse Effect...................................  8.2(a)
NICC Material Contracts........................................  3.13
NICC Subsidiary................................................  7.3
Registration Statement.........................................  5.10(a)
Required Dreyer's Vote.........................................  4.17
Rights.........................................................  4.2(a)
Superior Proposal..............................................  5.9(b)
Superior Proposal Notice.......................................  5.9(d)
Surviving Corporation..........................................  2.2
Termination Date...............................................  10.1(b)
Transactions...................................................  Recitals
Voting Agreement...............................................  Recitals

                           LIST OF OTHER DEFINED TERMS

                             Section

                      Agreement..................Preamble
                      Annual Plan....................7.02
                      Board.......................3.01(a)
                      Business Plan..................7.02
                      By-Laws.....................3.01(a)
                      Certificate of Incorporation1.01(a)
                      Code .......................2.03(e)
                      Class A Common Stock.......Recitals
                      Class B Common Stock.......Recitals
                      Company....................Preamble
                      Confidential Information....7.01(a)
                      Continuing Investor Directors3.01(a)
                      Contributing Sub...........Recitals
                      Contribution ..............Recitals
                      Demand Registration.........5.01(a)
                      Depositary..................1.01(a)
                      Disclosing Party............7.01(a)
                      Effective Time..............3.01(a)
                      Equity Security................2.02
                      Exchange...................Recitals
                      Executive Directors.........3.01(a)
                      GAAP .......................7.03(c)
                      IAS ........................7.03(d)
                      Independent Directors.......3.01(a)
                      Investor Directors..........3.01(a)
                      Losses ........................8.12
                      Merger.....................Recitals
                      Merger Agreement...........Recitals
                      Merger Sub.................Recitals
                      Nestle.....................Preamble
                      Nestle Indemnitee...........5.06(a)
                      Nestle's Voting Interest.......2.02
                      Noninvestor Directors.......3.01(a)
                      NSA........................Preamble
                      Put Amount .................2.03(a)
                      Public Document.............5.02(a)
                      Old Dreyer's...............Recitals
                      Quality Standards..............7.05
                      Receiving Party.............7.01(a)
                      Redemption Date.............1.01(a)
                      Representatives.............7.01(a)
                      SEC.........................5.01(b)
                      Short-Form Merger ..........1.01(c)
                      Short-Form Merger Trigger...1.01(c)
                      Transactions...............Recitals